                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                             CITY NATIONAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------
Reg. Section 240.14a-101. Notes:
           A.   Where any item calls for information with respect to any
                matter to be acted upon and such matter involves other
                matters with respect to which information is called for by other items of this schedule, the information called for by such other items shall also be given. For example, where a solicitation of security holders is for the purpose of
                approving the authorization of additional securities which are to be used to acquire another specified company, and the registrants' security holders will not have a separate
                opportunity to vote upon the transaction, the solicitation to authorize the securities is also a solicitation with
                respect to the acquisition. Under those facts, information required by Items 11, 13 and 14.

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 2001

TO THE STOCKHOLDERS:

    City National Corporation will hold its Annual Meeting of Stockholders at City National Center, 400 North Roxbury Drive, Beverly Hills, California on Wednesday, April 25, 2001, at 4:30 p.m.

    At the annual meeting, we will consider the following proposals:

        1. ELECTION OF DIRECTORS. The election of directors to hold office for three years, or until their respective successors have been elected and qualified; and

        2. OTHER BUSINESS. The transaction of such other business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

    The Board of Directors has fixed the close of business on March 1, 2001 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the annual meeting.

    You are cordially invited to attend the 2001 Annual Meeting of Stockholders of City National Corporation. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED, SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE ANNUAL MEETING. The vote of every stockholder is important and your cooperation in returning your executed proxy promptly will be appreciated. Each proxy is revocable and will not affect your right to vote in person if you attend the annual meeting.

    We appreciate your continuing support and look forward to seeing you at City National Corporation's Annual Meeting.

                                          Sincerely,

/s/ BRAM GOLDSMITH                         /s/ RUSSELL GOLDSMITH

BRAM GOLDSMITH                             RUSSELL GOLDSMITH
CHAIRMAN OF THE BOARD                      VICE CHAIRMAN AND
                                           CHIEF EXECUTIVE OFFICER

Beverly Hills, California
March 21, 2001

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............      1

ELECTION OF DIRECTORS.......................................      3

BOARD OF DIRECTORS COMMITTEES...............................      5

PRINCIPAL HOLDERS OF COMMON STOCK...........................      6

SECURITY OWNERSHIP OF MANAGEMENT............................      7

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............      9

  Summary Compensation Table................................      9

  Employment Contracts, Change of Control Agreements and
    Termination Arrangements................................     10

  Stock Option Plans........................................     13

COMPENSATION OF DIRECTORS...................................     14

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................     15

REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION AND
  DIRECTORS NOMINATING COMMITTEE............................     15

  Overall Philosophy........................................     15

  Chief Executive Officer...................................     16

  Other Executive Officers..................................     16

  Statement Regarding Deductibility.........................     17

REPORT BY THE AUDIT COMMITTEE...............................     18

STOCKHOLDER RETURN GRAPH....................................     19

CERTAIN TRANSACTIONS........................................     20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     21

INDEPENDENT AUDITORS........................................     21

STOCKHOLDER PROPOSALS.......................................     21

APPENDIX A  CITY NATIONAL CORPORATION AUDIT COMMITTEE
  CHARTER...................................................    A-1

                           CITY NATIONAL CORPORATION
                              CITY NATIONAL CENTER
                            400 NORTH ROXBURY DRIVE
                        BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-6000

                ANNUAL MEETING OF STOCKHOLDERS ON APRIL 25, 2001

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

    This proxy statement is being provided in connection with City National Corporation's annual meeting. We believe our question and answer format facilitates understanding of the general information about the annual meeting and voting procedures.

          1.               Q.      Why did you send me this proxy statement?
                           A.      We sent you this proxy statement because the Board of
                                   Directors of City National is soliciting your proxy to vote at the annual meeting.
          2.               Q.      When is this proxy statement being mailed to stockholders?
                           A.      This proxy statement and the accompanying proxy card are
                                   first being mailed to stockholders on or about March 21,
                                   2001.
          3.               Q.      Who is paying for this solicitation?
                           A.      The Corporation will pay the cost of preparing, assembling and mailing the notice of the annual meeting, the proxy
                                   statement and the accompanying proxy card and for the
                                   solicitation of proxies. In addition to our solicitation by mail, certain directors, officers and employees who will
                                   receive no additional compensation for their services may
                                   solicit proxies in person or by telephone, telegraph or
                                   facsimile. We will pay brokers and others who hold our
                                   common stock in their name for the expenses of forwarding
                                   the proxy materials to their principals.
          4.               Q.      What may I vote on?
                           A.      You are being asked to vote on the election of nominees to serve on the Corporation's Board of Directors.
          5.               Q.      How does the Board of Directors recommend I vote?
                           A.      The Board of Directors recommends a vote FOR each of the
                                   nominees.
          6.               Q.      Who is entitled to vote?
                           A.      Only stockholders of record on the Record Date, March 1,
                                   2001, may vote at the annual meeting.
          7.               Q.      How many shares can vote?
                           A.      At the close of business on the Record Date, there were
                                   47,700,330 shares of our common stock outstanding. Each
                                   stockholder is entitled to one vote for each share of common stock owned.

          8.               Q.      How many shares must be represented at the annual meeting to constitute a "quorum"?
                           A.      A majority of the outstanding shares must be present at the annual meeting, either in person or represented by proxy, to constitute a "quorum." There must be a quorum for the annual meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting.
          9.               Q.      How are matters approved or disapproved?
                           A.      The three nominees for election as a director who receive
                                   the highest number of affirmative votes will be elected.
         10.               Q.      What do I have to do to vote?
                           A.      You may vote by signing and dating each proxy card you
                                   receive and returning it in the enclosed postage paid
                                   envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors.
                                   You may change your vote at any time before it is counted at the annual meeting by:
                                   (i) notifying our Secretary at the address shown above;
                                   (ii) attending the annual meeting and voting in person; or
                                   (iii) submitting a later dated proxy card.
         11.               Q.      What do I have to do to vote my shares if they are held in the name of my broker?
                           A.      If your shares are held by your broker, sometimes called
                                   "street name" shares, you should receive a form from your
                                   broker asking you how you want to vote your shares. If you do not give instructions to your broker, your broker will
                                   vote your shares at its discretion on your behalf.
         12.               Q.      How will voting on any other business be conducted?
                           A.      We do not know of any business to be considered at the
                                   annual meeting other than the election of directors
                                   described in this proxy statement. Because we were not
                                   notified of any other business to be presented at the annual meeting on or before February 7, 2001, if any other business is presented at the annual meeting, the person named on the proxy card, your designated proxy will vote on such matter at his discretion. Any matter other than the election of
                                   directors must receive affirmative votes from at least a
                                   majority of the shares voting in order to be approved.
         13.               Q.      Who can attend the annual meeting?
                           A.      Any stockholders entitled to vote at the annual meeting may attend the annual meeting. If you hold "street name" shares and would like to attend the annual meeting, please write to our Secretary at the address shown above or e-mail
                                   annual_meeting@cityNTL.com, identifying yourself as a
                                   beneficial owner of our common stock, and we will add your name to the guest list.
         14.               Q.      How do I get more information about you?
                           A.      With this proxy statement, we are also sending you our 2000
                                   Summary Annual Report and our Annual Report for the year
                                   ended December 31, 2000, which includes our financial
                                   statements. If you did not receive them, we will send them to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive
                                   copies of the exhibits, we will send them to you. Expenses for copying and mailing them will be your responsibility.
                                   Please write to:
                                   Stephen McAvoy
                                   City National Bank
                                   City National Center
                                   400 North Roxbury Drive
                                   Beverly Hills, California 90210
                                   You may also send your request by facsimile to (213)
                                   347-2645 or by e-mail to annual_meeting@cityNTL.com.
                                   In addition, the Securities and Exchange Commission
                                   maintains an internet site at http:// www.sec.gov that
                                   contains information filed with them.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Corporation currently consists of twelve members, who are divided into three classes. Directors are elected for terms ending at the third annual meeting following the directors' election. The term of office of the current four Class II directors will expire upon election and qualification of their successors. At the annual meeting, three nominees will be elected to serve as Class II directors. Edward Sanders, age 78 and a director since 1985, is retiring. Barry M. Meyer, age 57 and a director since 1997, has requested that he not be nominated for re-election because the exigencies of his position as Chairman and Chief Executive Officer of Warner Bros. will not permit him to devote the time necessary to effectively serve as a director. We are pleased to announce that Ronald L. Olson has accepted our nomination to stand for election as a director. In accordance with the Corporation's certificate of incorporation and bylaws, the authorized number of directors has been reduced to eleven, effective immediately prior to the election of directors at the annual meeting.

    The three nominees recommended by the Board of Directors for election as directors (two of whom are currently directors) are set forth below. If one or more of such nominees unexpectedly becomes unavailable to serve as a director, the proxies may be voted for one or more substitute nominees selected by the Board of Directors, or the authorized number of directors may be reduced. If the authorized number of directors is reduced for any reason, the proxies will be voted for the election of the remaining nominees named in this proxy statement. To the best of the Corporation's knowledge, all nominees are and will be available to serve as directors.

    Nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to the first anniversary of the date of the last meeting of the stockholders of the Corporation called for the election of directors. For the 2002 Annual Meeting of Stockholders, nominations must be received by February 24, 2002. The notice must include: (i) the name, age, business address and, if known, the residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Corporation beneficially owned by the nominee and (iv) other information that would be required by federal securities laws and regulations for an individual nominated by the Board of Directors. The Corporation did not receive any such nominations for the annual meeting.

    Each of the current directors is also a director of City National Bank (the "Bank"), a wholly owned subsidiary of the Corporation, and it is anticipated that Mr. Olson will be elected as a director of the Bank immediately after the annual meeting.

    The nominees for election as Class II directors, and the Class I and Class III directors who will continue in office after the annual meeting until the expiration of their respective terms, and information about them as of March 1, 2001, are as follows:

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

                                                                                         DIRECTOR   DIRECTOR OF
                                                   PRINCIPAL OCCUPATION                  OF BANK    CORPORATION
         NAME              AGE                    AND OTHER DIRECTORSHIPS                 SINCE        SINCE
         ----            --------                 -----------------------                --------   -----------
Russell Goldsmith(1)      51        Vice Chairman and Chief Executive Officer, City        1978        1979
                                    National Corporation since October 1995; Chairman
                                    of the Board and Chief Executive Officer, City
                                    National Bank since October 1995
Michael L. Meyer          62        Chief Executive Officer, Michael L. Meyer Company,     1999        1999
                                    real estate consulting and investment company,
                                    since October 1999; Senior Vice President and Chief
                                    Financial Officer, Advantage 4, real estate
                                    telecommunication company, since October 1999;
                                    Managing Partner, Orange County, Ernst & Young LLP
                                    Real Estate Group, 1974 to 1998; Director, William
                                    Lyon Homes
Ronald L. Olson           59        Partner, Munger, Tolles & Olson, law firm;               --          --
                                    Director, Edison International, Berkshire Hathaway,
                                    Inc., Pacific American Income Shares, Inc. and
                                    Western Asset Investment Trust

DIRECTORS CONTINUING IN OFFICE

                                                                                              DIRECTOR   DIRECTOR OF
                                                         PRINCIPAL OCCUPATION                 OF BANK    CORPORATION
            NAME                  AGE                   AND OTHER DIRECTORSHIPS                SINCE        SINCE
            ----                --------                -----------------------               --------   -----------
      CLASS I DIRECTORS
George H. Benter, Jr.            59        President, City National Corporation since 1993;     1992        1993
                                           President and Chief Operating Officer, City
                                           National Bank since 1992; Director, The Wet Seal,
                                           Inc.
Stuart D. Buchalter              63        Of Counsel, Buchalter, Nemer, Fields & Younger,      1981        1981
                                           P.C., California law firm; Principal, EastWest
                                           Ventures Group, a venture capital investment
                                           firm; Director, Earl Scheib, Inc. and Warnaco
                                           Group, Inc.
Ezunial Burts                    54        President, Los Angeles Area Chamber of Commerce,     1998        1998
                                           1997 to February 2001; Executive Director/General
                                           Manager, Port of Los Angeles, 1984 to 1997
Andrea L. Van de Kamp            57        Senior Vice President and Chairman, West Coast       1994        1994
                                           Operations, Sotheby's, auction house, since
                                           January 1997, prior thereto Senior Vice President
                                           and Managing Director, West Coast Operations,
                                           Sotheby's; Director, Jenny Craig, Inc. and The
                                           Walt Disney Company
     CLASS III DIRECTORS
Richard L. Bloch                 71        President, Pinon Farm, Inc., equestrian training     1974        1979
                                           facility
Bram Goldsmith(1)                78        Chairman of the Board, City National Corporation     1964        1969
Charles E. Rickershauser, Jr.    72        Private investor; Chairman of the Board, PS Group    1982        1982
                                           Holdings, Inc. until March 2000
Kenneth Ziffren                  60        Senior Partner, Ziffren, Brittenham, Branca &        1989        1989
                                           Fischer, law firm; Director, Panavision, Inc.

--------------------------
(1) Mr. Russell Goldsmith is the son of Mr. Bram Goldsmith.

    The Board of Directors held eight meetings during 2000. All directors attended at least 75 percent of the meetings held during 2000 by the Board of Directors and the committees on which they served except Messrs. Richard L. Bloch and Barry M. Meyer.

                         BOARD OF DIRECTORS COMMITTEES

    The Board of Directors has, among others, a Compensation and Directors Nominating Committee and an Audit Committee.

    The Compensation and Directors Nominating Committee is composed of
Messrs. Barry M. Meyer (Chairman), Michael L. Meyer, Charles E. Rickershauser, Jr. and Edward Sanders. The Compensation and Directors Nominating Committee acts upon matters of compensation and selects and recommends to the Board of Directors nominees for positions on the Corporation's Board of Directors. The Compensation and Directors Nominating Committee of the Bank is composed of the same individuals and generally meets jointly with the Corporation's Compensation and Directors Nominating Committee. The Committees met jointly three times during 2000.

    The Audit Committee is composed of Messrs. Kenneth Ziffren (Chairman), Richard L. Bloch and Stuart D. Buchalter. The Audit Committee monitors significant accounting policies, approves services rendered by the Corporation's independent auditors, reviews audit and management reports and makes recommendations regarding the appointment of independent auditors and the fees payable for their services. The Audit Committee also functions as the audit and examining committee of the Bank. The Committee met thirteen times during 2000.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth information as of December 31, 2000 regarding the beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock. To the Corporation's knowledge, based on the absence of filings which beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock are required to make with the Securities and Exchange Commission, there are no other beneficial owners of more than five percent of the outstanding shares of the Corporation's common stock.

                                                         AMOUNT AND NATURE OF BENEFICIAL
                                                                    OWNERSHIP
                                                       -----------------------------------
                                                          SOLE        SHARED
                                                       VOTING AND   VOTING AND               PERCENT
                 NAME AND ADDRESS OF                   INVESTMENT   INVESTMENT                  OF
                  BENEFICIAL OWNER                       POWER        POWER        TOTAL      CLASS
-----------------------------------------------------  ----------   ----------   ---------   --------
Bram Goldsmith Group                                                             6,803,014    14.28%
400 North Roxbury Drive
Beverly Hills, CA 90210..............................

  Goldsmith Family Partnership(1)....................         --    2,920,113    2,920,113

  Bram and Elaine Goldsmith, Trustees of the Bram and         --    2,998,713    2,998,713(2)
    Elaine Goldsmith Family Trust....................

  Elaine and Bram Goldsmith, Trustees of the Elaine           --      567,989      567,989
    Goldsmith Revocable Trust........................

  Bram Goldsmith.....................................         --       62,688       62,688(3)

  Goldsmith Family Foundation........................         --      239,780      239,780(4)

  Oak Trust A........................................     13,731           --       13,731(5)

------------------------

(1) The Goldsmith Family Partnership is a limited partnership of which the general partners include the Bram and Elaine Goldsmith Family Trust and the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is the sole trustee. The Bram Goldsmith Group disclaims beneficial ownership of the shares held by the Goldsmith Family Partnership except to the extent of Mr. Bram Goldsmith's pecuniary interest in the partnership.

(2) Excludes the 2,920,113 shares identified as being held by the Goldsmith Family Partnership which the Bram and Elaine Goldsmith Family Trust may be deemed to beneficially own as a general partner of the Goldsmith Family Partnership.

(3) Represents Mr. Bram Goldsmith's proportionate interest in shares held in the City National Corporation Stock Fund under the City National Corporation Profit Sharing Plan.

(4) The Goldsmith Family Foundation is a tax-exempt charitable foundation of which Mr. Bram Goldsmith is a director. Mr. Bram Goldsmith disclaims beneficial ownership of these shares.

(5) Represents shares held in a trust for the benefit of a member of the immediate family of Mr. Bram Goldsmith for which Mr. Bram Goldsmith is the sole trustee.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The information below sets forth the number of shares of the Corporation's common stock beneficially owned as of January 31, 2001 by each of the current directors, the nominees recommended by the Board of Directors for election as directors, each of the individuals included in the "Summary Compensation Table" below and all current directors, nominees and executive officers as a group.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                            ------------------------------------------------
                                               SOLE        SHARED
                                            VOTING AND   VOTING AND                               PERCENT
              NAME OR NUMBER                INVESTMENT   INVESTMENT                                  OF
           OF PERSONS IN GROUP                POWER        POWER      OPTIONS(1)     TOTAL         CLASS
------------------------------------------  ----------   ----------   ----------   ---------      --------
George H. Benter, Jr......................         --       69,839      270,821      340,660           *
Richard L. Bloch..........................         --      225,805           --      225,805           *
Stuart D. Buchalter.......................     14,143           --           --       14,518(2)        *
Ezunial Burts.............................        100           --        1,000        1,100           *
Bram Goldsmith............................     13,731    6,789,838           --    6,803,569(3)    14.27%
Russell Goldsmith.........................    734,441    3,230,660      876,375    4,841,476(4)    10.15%
Barry M. Meyer............................      3,000           --           --        3,000           *
Michael L. Meyer..........................      2,500           --           --        2,500           *
Robert A. Moore...........................      5,375           --       88,553       93,928           *
Ronald L. Olson...........................         --           --           --           --           *
Frank P. Pekny............................         --       71,681      175,040      246,721(5)        *
Charles E. Rickershauser, Jr..............     14,824           --           --       14,824           *
Edward Sanders............................     15,860          500          500       16,860           *
Andrea L. Van de Kamp.....................      1,000        2,955           --        3,955           *
Kenneth Ziffren...........................      5,262       15,786           --       21,048           *
All Directors, Nominees and Executive
  Officers as a group (18 persons)........    917,381    7,183,395    1,476,714    9,577,865(6)    20.09%

------------------------

* Percentage information is omitted for those individuals whose beneficially owned shares represent less than one percent of the outstanding shares of the Corporation's common stock.

(1) Represents shares subject to options which are presently exercisable or which will become exercisable within 60 days after January 31, 2001.

(2) Includes 375 shares owned by Mr. Buchalter's wife individually. Mr. Buchalter disclaims beneficial ownership of these shares.

(3) Includes (i) 2,920,113 shares owned by the Goldsmith Family Partnership,
    (ii) 2,998,713 shares owned by the Bram and Elaine Goldsmith Family Trust, of which Mr. Bram Goldsmith is a co-trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Bram and Elaine Goldsmith Family Trust is a general partner), (iii) 567,989 shares owned by the Elaine Goldsmith Revocable Trust, of which Mr. Bram Goldsmith is a co-trustee, (iv) 239,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Mr. Bram Goldsmith is a director, (v) 63,243 shares allocated to Mr. Bram Goldsmith's account under the City National Corporation Profit Sharing Plan and (vi) 13,731 shares owned by Oak Trust A, of which a member of the immediate family of Mr. Bram Goldsmith is the beneficiary and Mr. Bram Goldsmith is the sole trustee. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family Foundation are also shown as being beneficially owned by Mr. Russell Goldsmith. Mr. Bram Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, and the Goldsmith Family Foundation.

(4) Includes (i) 2,920,113 shares owned by the Goldsmith Family Partnership,
    (ii) 424,293 shares owned by the Russell Goldsmith Trust, of which Mr. Russell Goldsmith is the sole trustee (excluding the 2,920,113 shares owned by the Goldsmith Family Partnership of which the Russell Goldsmith Trust is a general partner), (iii) 310,148 shares owned by other trusts of which Mr. Russell Goldsmith is the sole trustee, (iv) 239,780 shares owned by the Goldsmith Family Foundation, a charitable foundation of which Mr. Russell Goldsmith is a director, (v) 68,495 shares owned by the B.N. Maltz Foundation, a charitable foundation of which Mr. Russell Goldsmith is a director, and (vi) 2,272 shares allocated to Mr. Russell Goldsmith's account under the City National Corporation Profit Sharing Plan. Shares owned by the Goldsmith Family Partnership and the Goldsmith Family Foundation are also shown as being beneficially owned by Mr. Bram Goldsmith. Mr. Russell Goldsmith disclaims beneficial ownership of the shares owned by the Goldsmith Family Partnership except to the extent of his pecuniary interest therein, the Goldsmith Family Foundation and the B.N. Maltz Foundation.

(5) Includes 5,262 shares allocated to Mr. Pekny's account under the City National Corporation Profit Sharing Plan.

(6) Includes 2,643 shares allocated to the accounts of executive officers under the City National Corporation Profit Sharing Plan (in addition to the shares allocated to the accounts of the individuals named in the "Summary Compensation Table" below).

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation for services rendered in all capacities to the Corporation and its subsidiaries earned during or, in the case of bonuses, on account of, the years indicated by each of the Corporation's Chief Executive Officer and the four most highly compensated officers of the Corporation during 2000 (including, in some cases, officers of the Bank who were deemed executive officers of the Corporation) who were employed by the Corporation or the Bank at December 31, 2000 (collectively, the "Named Executive Officers").

                                                                                         LONG TERM
                                                                                      COMPENSATION(1)
                                                ANNUAL COMPENSATION                   ---------------
                                 --------------------------------------------------     SECURITIES
NAME AND POSITION WITH THE                                           OTHER ANNUAL       UNDERLYING          ALL OTHER
CORPORATION AND THE BANK           YEAR      SALARY      BONUS      COMPENSATION(2)   OPTIONS GRANTED   COMPENSATION(3)(4)
--------------------------       --------   --------   ----------   ---------------   ---------------   ------------------
Russell Goldsmith .............    2000     $751,526   $1,017,359             --           83,000             $20,955
  Vice Chairman and Chief          1999     $698,083   $  906,188             --               --             $19,260
  Executive Officer, City          1998     $570,114   $  877,500             --          447,500             $20,215
  National Corporation;
  Chairman of the Board and
  Chief Executive Officer, City
  National Bank

Bram Goldsmith ................    2000     $540,000   $  385,000             --               --             $80,955
  Chairman of the Board, City      1999     $540,000   $  385,000             --               --             $79,260
  National Corporation             1998     $540,000   $  385,000             --               --             $20,215

George H. Benter, Jr. .........    2000     $435,003   $  280,000             --           50,000             $20,955
  President, City National         1999     $403,348   $  250,000             --           57,500             $19,260
  Corporation; President and       1998     $365,000   $  250,000             --           57,500             $20,159
  Chief Operating Officer, City
  National Bank

Frank P. Pekny ................    2000     $395,669   $  242,500             --           50,000             $20,955
  Executive Vice President and     1999     $368,348   $  235,000             --           57,500             $19,260
  Chief Financial Officer/         1998     $334,167   $  235,000             --           57,500             $20,215
  Treasurer, City National
  Corporation; Vice Chairman
  and Chief Financial Officer,
  City National Bank

Robert A. Moore ...............    2000     $204,217   $   71,500             --           10,200             $20,955
  Executive Vice President and     1999     $193,750   $   81,500             --           10,000             $19,260
  Chief Credit Officer,            1998     $184,583   $   68,500             --           12,500             $20,215
  City National Bank

--------------------------

(1) The Corporation did not award restricted stock or pay any amounts pursuant to a long term incentive plan to any of the executive officers during the periods shown.

(2) There were no perquisites or other personal benefits which, in the aggregate, exceeded the lesser of $50,000 or 10% of total salary and bonus for any of the Named Executive Officers.

(3) Reflects the contribution to the Profit Sharing Plan allocable to the Named Executive Officer, including any matching contribution to the
    Section 401(k) deferred compensation feature of that Plan.

(4) For Mr. Bram Goldsmith, also includes $60,000 in 1999 and in 2000 for the premium paid on a life insurance policy originally purchased in 1980 which policy is owned by a trust of which Mr. Russell Goldsmith is one of the beneficiaries. See "--Employment Contracts, Change of Control Agreements and Termination Arrangements--Bram Goldsmith Agreement".

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL AGREEMENTS AND TERMINATION ARRANGEMENTS

    RUSSELL GOLDSMITH AGREEMENT. Effective July 15, 1998, the Corporation and the Bank entered into an Employment Agreement (the "Russell Goldsmith Agreement") with Mr. Russell Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board and Chief Executive Officer of the Bank and Vice Chairman and Chief Executive Officer of the Corporation. The Russell Goldsmith Agreement will remain in effect until July 15, 2002. The Russell Goldsmith Agreement provides for an annual salary of $675,000 for the first year thereof, increasing for each successive year by the lesser of
(i) five percent (5%) plus a cost of living index and (ii) 10%. Mr. Goldsmith is also entitled to an annual bonus equal to 35% of his base compensation, contingent upon the Corporation achieving 85% of its annual plan goals, scaled up, ratably, to 200% of his base compensation, contingent upon the Corporation achieving 130% of its annual plan goals.

    The Russell Goldsmith Agreement provides that in the event the Corporation or the Bank terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive an amount equal to (i) the base compensation and bonus he would have been received during the three years following the date of termination (assuming for purposes of the calculation that the term of the Russell Goldsmith Agreement had extended for a period of three years from the date of termination) and (ii) the cost of all other employee benefits Mr. Goldsmith would have received had he remained employed for three years following the date of termination. In addition, the stock options granted pursuant to the Russell Goldsmith Agreement, if not then exercisable in full, will become fully exercisable. For purposes of the Russell Goldsmith Agreement, "good cause" is defined as (i) conviction of a crime directly related to Mr. Goldsmith's employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs or (iv) breach of a material provision of the Russell Goldsmith Agreement.

    If Mr. Goldsmith's employment is terminated because of injury or physical or mental illness or due to Mr. Goldsmith's death, he (or, in the event of his death, his beneficiary or estate) will be entitled to receive the same amounts and benefits as if his employment had been terminated without cause.

    At the request of Mr. Goldsmith, the Corporation or the Bank, any dispute relating to the Russell Goldsmith Agreement will be resolved by binding arbitration. See "Change of Control Agreements" below, for information relating to change of control arrangements for Mr. Goldsmith.

    BRAM GOLDSMITH AGREEMENT. In March 1998, the Corporation and the Bank entered into an Employment Agreement (the "1998 Agreement") with Mr. Bram Goldsmith pursuant to which he has served and will continue to serve as Chairman of the Board of the Corporation and an officer of the Bank from May 15, 1998, to May 14, 2001. In March 2001, the Corporation and the Bank entered into an Employment Agreement (the "2001 Agreement") with Mr. Bram Goldsmith pursuant to which he will continue to serve as Chairman of the Board of the Corporation and an officer of the Bank from May 15, 2001, to May 14, 2003. Both the 1998 Agreement and the 2001 Agreement provide for an annual salary of $540,000, as well as an annual incentive bonus, which bonus shall be no less a percentage of Mr. Goldsmith's annual salary than the mean between the high and low percentage of annual salary paid as a bonus to any other member of the Corporation's or the Bank's Strategy and Planning Committee (both of which currently consist of Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny). The 1998 Agreement and the 2001 Agreement also provide that in no event would the total employee remuneration (as that term is defined in Section 162(m) of the Internal Revenue
Code) paid to Mr. Goldsmith with regard to any one tax year of the Corporation total more than $925,000.

    Since 1980, employment arrangements between the Corporation and Mr. Goldsmith have provided for various policies of life insurance. Since 1990, and continuing under the 1998 Agreement and the 2001 Agreement, an insurance policy on the joint lives of Bram and Elaine Goldsmith in the amount of $7,000,000 has been provided by the Bank, and will continue to be provided by the Bank while either

Bram or Elaine Goldsmith remains alive. The Bank is currently obligated to pay an annual premium equal to the greater of $60,000 or the amount necessary to maintain a $7,000,000 death benefit. The Bank will receive from the death benefit of the policy, before any payments are made to the beneficiaries, a sum equal to the aggregate amount of premiums, without interest prior to Mr. Goldsmith's death, paid on the policy since its inception. The total premiums paid between 1980 and 2000 on the existing policy and its predecessor policy total approximately $720,842. There is no arrangement or understanding, formal or informal, that Mr. Goldsmith has or will receive or be allocated an interest in the cash surrender value of the insurance policy.

    The 1998 Agreement and the 2001 Agreement provide that in the event the Corporation terminates Mr. Goldsmith's employment without good cause, Mr. Goldsmith will be entitled to receive all compensation payable for the balance of the term as if it had not been terminated. For this purpose, "good cause" is defined as (i) conviction of a crime directly related to Mr. Goldsmith's employment, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the Corporation's or the Bank's business and affairs, or (iv) breach of any material provision of the applicable agreement. If Mr. Goldsmith's employment is terminated because of injury or physical or mental illness, the Corporation will be obligated to continue paying Mr. Goldsmith salary and bonus as if he continued to be employed by the Corporation, less any amount paid in lieu of salary under any private or governmental insurance program. If Mr. Goldsmith's employment is terminated due to his death, his annual salary will be paid to his wife, if she is living, or his Revocable Living Trust, if she is not, for the lesser of two years or the remaining term of the 1998 Agreement and the 2001 Agreement.

    At the request of either Mr. Goldsmith or the Corporation, any dispute relating to the 1998 Agreement or the 2001 Agreement will be resolved through binding arbitration. See "Change of Control Agreements" below for information relating to change of control arrangements for Mr. Goldsmith.

    CHANGE OF CONTROL AGREEMENTS. Each officer who is a member of the Bank's Executive Committee, including each of the five Named Executive Officers, has entered into a Change of Control Agreement (the "Change of Control Agreement"). The Change of Control Agreement provides that each officer shall be employed for a period of two years (three years for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) from the date of a change in control. The compensation, benefits, title, duties and other attributes of the officer's employment generally will be at least equal to that which was provided prior to the change in control.

    If, after a change of control, the officer's employment is terminated other than for "cause" or the officer resigns for "good reason," the officer will be paid an amount equal to two times (three times for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) such officer's base salary and annual bonus plus the value of certain other benefits and payments foregone due to the termination and will continue to receive all employee benefits for two years (three years for Messrs. Russell Goldsmith, Bram Goldsmith, Benter and Pekny) after the date of termination. For purposes of the Change of Control Agreements, "cause" is defined to mean (i) a willful and continued failure to perform the officer's duties or (ii) willfully engaging in illegal conduct or gross misconduct materially and demonstrably injurious to the Corporation, and "good reason" is defined to include (i) an action which diminishes the officer's position, authority, duties or responsibilities or (ii) a failure by the Corporation to comply with the compensation provisions of the agreement. In addition, any resignation by the officer during the 30 day period immediately following the first anniversary of a change of control is deemed to be for "good reason."

    If it is determined that any payments made to an officer pursuant to the Change of Control Agreement would subject such officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, under certain circumstances such officer will also be paid an additional amount sufficient to put such officer in the same tax position as the officer would have been in had no excise tax been imposed on such payment.

    STOCK OPTION PLANS. The 1995 Omnibus Plan and the 1999 Omnibus Plan each contain provisions that take effect upon a change of control (as defined in each of the plans) of the Corporation. If a change of control occurs, all options held by employees vest in full unless the Compensation and Directors Nominating Committee determines otherwise, in which event the Board of Directors or the Compensation and Directors Nominating Committee, as applicable, will make provision for continuation and assumption of the plans and outstanding awards or for the substitution of new awards. Although the 1985 Stock Option Plan, under which no more options may be granted but under which there are still options outstanding, contains similar provisions, such provisions are no longer operative because all remaining options under the 1985 Stock Option Plan are fully vested.

    In March 2001, the Board of Directors adopted the 2001 Stock Option Plan, a broadly-based stock option plan under which options may only be granted to employees of the Corporation and the subsidiaries who are neither directors or executive officers.

    EXECUTIVE DEFERRED COMPENSATION PLAN. The Bank's 2000 Executive Deferred Compensation Plan allows officers who are senior vice presidents or above to elect each year to defer up to 100% of their salary, including commissions, and 100% of their annual bonus. Each officer's deferral account is credited with an amount equal to the net investment return of one or more equity or bond funds selected by the officer. Amounts in an officer's deferral account represent an unsecured claim against the Bank's assets and are paid in a lump-sum or, at the officer's direction, in quarterly installments over 5, 10 or 15-year periods upon the termination of service as an officer. Under the prior Executive Deferred Compensation Plan, a participating officer may have used amounts deferred to purchase split-dollar life insurance policies. Under the 2000 Executive Deferred Compensation Plan, the Bank provides life insurance coverage to each such officer beginning on the date the officer executes an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009. The officer is entitled to name a beneficiary to receive the portion of the death benefit under the life insurance policy that is equal to the amount set forth in the 2000 Executive Deferred Compensation Plan.

STOCK OPTION PLANS

    OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding stock options granted to the Named Executive Officers during 2000. Mr. Bram Goldsmith was not granted options during 2000. No stock appreciation rights were granted during 2000.

                                                                    INDIVIDUAL GRANTS
                                      -----------------------------------------------------------------------------
                                                   PERCENT OF                   MARKET
                                      NUMBER OF      TOTAL                     PRICE ON
                                      SECURITIES    OPTIONS      EXERCISE        GRANT                   GRANT DATE
                                      UNDERLYING    GRANTED        PRICE         DATE                     PRESENT
                                       OPTIONS         TO       (PER SHARE)   (PER SHARE)   EXPIRATION     VALUE
NAME                                   GRANTED     EMPLOYEES        (1)           (1)          DATE         (2)
----                                  ----------   ----------   -----------   -----------   ----------   ----------
Russell Goldsmith...................    83,000         7.21%     $27.0625      $27.0625     2/22/2010     $876,480
George H. Benter, Jr................    50,000         4.34%     $27.0625      $27.0625     2/22/2010     $528,000
Frank P. Pekny......................    50,000         4.34%     $27.0625      $27.0625     2/22/2010     $528,000
Robert A. Moore.....................    10,200         0.89%     $27.0625      $27.0625     2/22/2010     $107,712

------------------------

(1) Closing price on the grant date as reported on the New York Stock Exchange.

(2) Present values were calculated using the Black-Scholes option valuation model with the following assumptions:

Expected Life.............................................  7.5 years
Volatility................................................  37.224%
Dividend yield............................................  6.416%
Risk-free investment rate.................................  2.00%

    The expected life is based upon the pattern of exercises of options granted by the Corporation in the past. Volatility, a measure of the variability in the Corporation's stock price, is based on changes in the price of the Corporation's common stock during the past ten years, measured monthly. The dividend yield is an assumed rate. Actual dividend payments will depend upon a number of factors, including future financial results, and may differ substantially from the assumption. The risk-free investment rate is based on the yield on ten year U.S. Treasury Notes on the grant date.

    The actual value, if any, which a Named Executive Officer may realize will depend upon the difference between the option exercise price and the market price of the Corporation's common stock on the date of exercise.

    Options which expire on February 22, 2010 were granted on February 23, 2000. The options become exercisable 25% on each anniversary date of the grant until fully exercisable The options may become exercisable in full upon a change of control of the Corporation. See "--Employment Contracts, Change of Control Agreements and Termination Arrangements--Stock Option Plans".

    AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information regarding exercises of stock options by the Named Executive Officers during 2000 and the value of all unexercised in-the-money stock options held by the Named Executive Officers as of December 31, 2000. Mr. Bram Goldsmith did not exercise any stock options during 2000 and held no unexercised stock options at December 31, 2000. There were no exercises of stock appreciation rights during 2000 or any unexercised stock appreciation rights at December 31, 2000.

                                                               NUMBER OF SHARES            VALUE OF UNEXERCISED
                                   SHARES                         UNDERLYING               IN-THE-MONEY OPTIONS
                                  ACQUIRED                    UNEXERCISED OPTIONS             AT YEAR-END(1)
                                    UPON       VALUE      ---------------------------   ---------------------------
NAME                              EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              --------   ----------   -----------   -------------   -----------   -------------
Russell Goldsmith...............       --            --     816,250        154,250      $11,990,078    $1,368,766
George H. Benter, Jr............   34,060    $1,023,376     231,446        134,375      $ 4,849,044    $  894,218
Frank P. Pekny..................   26,243    $  730,661     135,665        134,375      $ 2,261,823    $  894,218
Robert A. Moore.................    2,000    $   53,547      79,753         27,075      $ 1,999,079    $  189,893

------------------------

(1) Values are based on the $38.8125 closing price of the Corporation's common stock on December 29, 2000, as reported on the New York Stock Exchange. The actual amount which a Named Executive Officer may realize will depend upon the market price of the Corporation's common stock at the time shares obtained upon exercise of such options are sold.

                           COMPENSATION OF DIRECTORS

    The Corporation does not pay cash fees to its directors for attendance at meetings of the Board of Directors. However, the Bank, whose Board of Directors consists of the same individuals as the Corporation's Board of Directors and generally meets jointly with the Corporation's Board of Directors, pays a fee of $1,500 to each non-employee director for attendance at each meeting of its Board of Directors. Non-employee directors serving on committees appointed by the Board of Directors receive a fee of $1,000 for each committee meeting attended. The chair of each committee appointed by the Board of Directors receives an annual fee of $3,000.

    The Corporation's 1999 Omnibus Plan provides for the automatic annual grant of 500 discounted stock options to each non-employee director on the date of the annual meeting of stockholders ("Director Stock Options"). The exercise price of Director Stock Options is $1.00 per share, payable in cash, by surrender of Corporation common stock held by the director or a combination of the two. Director Stock Options vest six months after the date of grant or upon the earlier termination without cause of the option holder's directorship and expire ten years after the date of grant.

    The Bank's 2000 Executive Deferred Compensation Plan allows non-employee directors to elect each year to defer up to 100% of their director fees. Each director's deferral account is credited with an amount equal to the net investment return of one or more equity or bond funds selected by the director. Amounts in a director's deferral account represent an unsecured claim against the Bank's assets and are paid in a lump-sum or, at the director's direction, in quarterly installments over 5, 10 or 15-year periods upon the termination of service as a director. Prior to 2000, the Corporation maintained a Director Deferred Compensation Plan which the Corporation terminated effective
December 31, 1999. Under the Corporation's Director Deferred Compensation Plan, a participating director may have used amounts to purchase split-dollar life insurance policies. Under the Bank's 2000 Executive Deferred Compensation Plan, the Bank provides life insurance coverage to each such director beginning on the date the director executes an "Agreement for Transfer of Policy and Termination of Split-Dollar Life Insurance Agreement" and ending on December 31, 2009. The director is entitled to name a beneficiary to receive the portion of the death benefit under the life insurance policy that is equal to the amount set forth in the Bank's 2000 Executive Deferred Compensation Plan.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Directors Nominating Committee during 2000 consisted of Messrs. Barry M. Meyer (Chairman), Michael L. Meyer, Charles E. Rickershauser, Jr. and Edward Sanders. None of the members of the Compensation and Directors Nominating Committee has ever been an officer or employee of the Corporation or any subsidiary of the Corporation.

    All four members of the Compensation and Directors Nominating Committee were customers of the Bank in the ordinary course of business during 2000. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than the normal risk of collectibility or present any other unfavorable terms.

                        REPORT ON EXECUTIVE COMPENSATION
             BY THE COMPENSATION AND DIRECTORS NOMINATING COMMITTEE

    Decisions regarding compensation of the Corporation's chief executive officer, the members of the Corporation's Strategy and Planning Committee and any other officers of the Corporation earning an annual base salary of $200,000 or more, all of whom are employees of the Bank, are made by the Compensation and Directors Nominating Committee of the Corporation, which meets jointly with the Compensation and Directors Nominating Committee of the Bank (collectively the "Compensation Committee"). The executive officers of the Corporation are compensated by the Bank and receive benefits under various Bank employee benefit plans. The Corporation does not pay any direct compensation to its executive officers, except pursuant to the Corporation's Profit Sharing Plan, 1995 Omnibus Plan and 1999 Omnibus Plan. The Compensation Committee administers the 1995 Omnibus Plan, the 1999 Omnibus Plan and the 2001 Stock Option Plan and grants options and other stock-based awards thereunder. The Compensation Committee also administers outstanding options issued under the 1985 Stock Option Plan, which expired in 1995. References in the following report to the Corporation shall be deemed to include the Bank, unless otherwise noted.

    The Compensation Committee presents the following report.

OVERALL PHILOSOPHY

    The Corporation's compensation and benefit programs provide systematic ways of rewarding employee-colleagues both as individuals and as members of a team for achieving or contributing meaningfully to the Corporation's strategic goals. Rewards are determined in accordance with the Corporation's "pay for performance" philosophy and are based on an evaluation process that periodically assesses performance against established goals. The compensation and benefit programs are reassessed annually for suitability with corporate growth strategies and competitiveness within the marketplace. Consistent with the Corporation's mission statement, these programs are designed to build, train, retain, reward and support the best team of professionals in the financial industry. They are designed to:

    - Reward achievement of corporate and individual goals in a fair, objective and consistent way;

    - Effectively motivate continued achievement of increasingly higher goals;

    - Attract and retain the best team of professionals;

    - Balance short and long-term objectives for both the Corporation and employee-colleagues;

    - Recognize behaviors that are consistent with the Corporation's values and culture;

    - Properly value and blend teamwork and individual effort; and

    - Provide appropriate levels of rewards using one or more of the following program components: base pay, bonus, stock options, benefit and retirement programs and training programs.

    Key elements of the compensation program for executive officers are base salary, annual cash bonus, stock option grants and benefits typically offered to executive officers by comparable financial institutions. These generally include banks of a size comparable to, or larger than, the Bank, both within and outside of Southern California, although the exact identity of the institutions surveyed to establish comparability varies from time to time, based on the availability of compensation data from third-party surveys. In addition, the Corporation uses custom survey data from a group of banks identified as financial/investment peer companies. These banks are similar to the Bank in asset size and product mix and are consolidated in a relatively small geographic location. Some, but not all, of the banks for which compensation survey information is considered are included within the SNL $5~10 Billion Bank Index utilized in the "Stockholder Return Graph," below.

CHIEF EXECUTIVE OFFICER

    BASE SALARY. Mr. Russell Goldsmith's base salary for 2000 was set by the terms of the Russell Goldsmith Agreement. In determining the level of base salary provided for by the Russell Goldsmith Agreement, the Compensation Committee took into account Mr. Russell Goldsmith's qualifications and past experience, the performance of the Corporation since he became the Chief Executive Officer and the substantial increase in the size and diversification of the Corporation, the Corporation's long-term goals to continue to grow and diversify throughout the term of the Russell Goldsmith Agreement, as well as data regarding base salary levels of Chief Executive Officers of other comparable financial institutions provided by independent consultants.

    ANNUAL CASH BONUS. All officers of the Corporation and its subsidiaries may be selected by the Compensation Committee to participate in the 1999 Variable Bonus Plan. For 2000, Mr. Russell Goldsmith was the only officer selected to participate. Under the 1999 Variable Bonus Plan, the Compensation Committee establishes an objective compensation formula (expressed as a percentage of base salary) based on the achievements of performance goals which may include net income, earnings per share, return on assets, return on equity, total stockholder return and other criteria. Based upon the formula established by the Compensation Committee for 2000, which reflected the Corporation's net income goal, and the Bank's performance for 2000, Mr. Russell Goldsmith received a bonus of $1,017,359 in March 2001.

    STOCK OPTION GRANT. Mr. Russell Goldsmith was awarded 83,000 stock options in 2000. The 2000 option grants to executive officers of the Corporation, including Mr. Goldsmith, were approximately 15% less than the last regular grant of options.

OTHER EXECUTIVE OFFICERS

    BASE SALARY. The Compensation Committee considers and approves senior management recommendations concerning base salaries for executive officers. Base salary adjustments are usually effective beginning March 1. Executive officer base salaries for 2000 were primarily based on the performance of the Corporation and the individual and the individual's department or division, and the base salary levels at comparable financial institutions.

    ANNUAL CASH BONUSES. The executive officers of the Corporation are also members of the Bank's Executive Committee and as such are eligible to participate in the Bank's Executive Management Bonus Plan. The Executive Management Bonus Plan governs annual cash bonuses payable to members of the Bank's Executive Committee (other than officers subject to other bonus arrangements). The Bank's Strategy and Planning Committee (each of the members of which is also a member of the Executive Committee) each year establishes a net income goal for the Corporation which is subject to the approval of the Board of Directors. Under the Plan, the aggregate amount of bonuses paid depends upon the degree to which the Corporation's performance falls below or exceeds the net income goal. Senior management recommends to the Compensation Committee for its review and adoption the upper limit for bonuses, expressed as a percentage of annual base salary, based primarily on bonus levels for similar positions at comparable financial institutions. If the Corporation does not achieve at least 85% of its net income goal ("bonus threshold"), no cash bonuses are paid. If the Corporation achieves or exceeds the bonus threshold, bonuses may, but are not required to, be paid in the sole discretion of the Compensation Committee. Determination of which executive officers will receive bonuses and in what amounts is made by the Compensation Committee following discussion of the recommendations of senior management, based on a discretionary evaluation of the contribution to the accomplishment of the Corporation's net income goal by the officer and the officer's department or division. Not all eligible officers will necessarily receive a bonus and not all eligible officers will necessarily receive the same bonus.

    Additional amounts may be paid as bonuses to members of the Executive Committee who are deemed by the Compensation Committee to have achieved superior performance during the rating period. The Corporation exceeded the 2000 bonus threshold, and bonuses were paid in March 2001.

    STOCK OPTION GRANTS. Recommendations of senior management for the grant of stock options to executive officers under the Corporation's stock option plans are generally submitted to the Compensation Committee after the end of each fiscal year. In determining whether to recommend the grant of an option and the size of the grant to be awarded, senior management considers executive officers' salary levels, their expected contribution toward the growth and profitability of the Corporation and option grant levels at comparable financial institutions. Past financial performance of the Bank and the Corporation is given less weight in the decision, because the value of the option is dependent upon future appreciation in the stock price. After full discussion of the recommendations presented, the Compensation Committee decides whether to award stock options.

    The stock option plans are designed to align the interests of the executive officers with the long-term interest of the Corporation's stockholders in increasing the market value of the Corporation's stock. The option exercise price is the fair market value of the Corporation's common stock on the date of the grant. The options generally have a vesting schedule of 25% per year beginning one year after the grant date which is intended to assist in the retention of executive officers and the creation of stockholder value over the long-term, because the option holder receives the full benefit of the option only after four years.

STATEMENT REGARDING DEDUCTIBILITY

    Under Internal Revenue Code Section 162(m), the Corporation's tax deduction may be limited to the extent total compensation paid to the Corporation's chief executive officer and the four other highest-paid executive officers exceeds
$1 million in any one tax year. The deduction limit does not apply to payments which qualify as "performance based" provided certain requirements are met, including receipt of stockholder approval. It is the intent of the Compensation Committee to structure the Corporation's compensation programs so that all compensation payments are tax deductible. However, the Compensation Committee reserves the discretion to make payments which are not tax deductible. In determining whether to do so, the Compensation Committee may consider a number of factors including, but not limited to, the tax position of the Corporation, the materiality of amounts likely to be involved, the performance levels of individuals who may receive such payments and the potential ramifications of the loss of flexibility to respond to unforeseeable changes in circumstances. Regulations under Section 162(m) permit stock options to be excluded from compensation if certain conditions are met. The Compensation Committee believes that all options granted under the 1995 Omnibus Plan and the 1999 Omnibus Plan meet these conditions.

                                          BARRY M. MEYER, CHAIRMAN
                                          MICHAEL L. MEYER
                                          CHARLES E. RICKERSHAUSER, JR.
                                          EDWARD SANDERS

    The report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

                         REPORT BY THE AUDIT COMMITTEE

    The Audit Committee operates pursuant to a written charter adopted by the Corporation's Board of Directors, last amended and restated on March 5, 2001, a copy of which is attached as Appendix A to this proxy statement.

    The Board of Directors, in its business judgment, has determined that each of the members of the Audit Committee is independent, as required by the applicable listing standards of the New York Stock Exchange.

    In performing its function, the Audit Committee has:

    - reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2000 with the Corporation's management;

    - discussed with the Corporation's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect; and

    - received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

    Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          KENNETH ZIFFREN, CHAIRMAN
                                          STUART D. BUCHALTER
                                          RICHARD L. BLOCH

    The report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

                            STOCKHOLDER RETURN GRAPH

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                   CITY NATIONAL           SNL $5-10 BILLION
                     Corporation  S&P 500         Bank Index
December 31, 1995            100      100                100
December 31, 1996         158.15   122.86             133.95
December 31, 1997         274.82   163.86             219.71
December 31, 1998         314.66   210.64             212.55
December 31, 1999         253.62   254.97             194.79
December 31, 2000         304.69   231.74              233.8

                                                                       PERIOD ENDING DECEMBER 31,
                                                     ---------------------------------------------------------------
                                                       1995       1996       1997       1998       1999       2000
                                                     --------   --------   --------   --------   --------   --------
City National Corporation..........................   100.00     158.15     274.82     314.66     253.62     304.69
Standard & Poor's 500 Index........................   100.00     122.86     163.86     210.64     254.97     231.74
SNL $5~10 Billion Bank Index.......................   100.00     133.95     219.71     212.55     194.79     233.80

    The stockholder return graph compares the total cumulative stockholder return on the Corporation's common stock to the total cumulative returns of the Standard & Poor's 500 Index and the SNL $5~10 Billion Bank Index.

    Each line on the stockholder return graph assumes that $100 was invested in the Corporation's common stock and the respective indices on December 31, 1995, and assumes quarterly reinvestment of all dividends. The total cumulative returns shown on the stockholder return graph reflect historical results only and are not necessarily indicative of future results.

    The stockholder return graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates it by reference, and shall not otherwise be deemed to be filed under such Acts.

                              CERTAIN TRANSACTIONS

    Since 1967, the Bank's Pershing Square Banking Office and a number of Bank departments have occupied leased space in the office building located at 606 South Olive Street in downtown Los Angeles (the "606 Building"). The 606 Building is owned by Citinational-Buckeye Building Co., a limited partnership of which Citinational Bancorporation and Olive-Sixth Buckeye Co. are the only general partners, each with a 29% partnership interest. Citinational Bancorporation, which is a wholly-owned subsidiary of the Bank, has an additional 3% interest as a limited partner of Citinational-Buckeye Building Co. Olive-Sixth Buckeye Co. is a limited partnership of which Mr. Bram Goldsmith, Chairman of the Board of the Corporation, is a 49% general partner. Therefore, Mr. Bram Goldsmith has an indirect 14% ownership interest in Citinational-Buckeye Building Co. The other partners of Citinational-Buckeye Building Co. and Olive-Sixth Buckeye Co. are not affiliated with the Corporation or the Bank.

    The Bank currently occupies space in the 606 Building under leases signed on March 6, 1997 (effective as of September 30, 1996), which expires in 2006, and October 15, 2000, which expires in 2005. Rental rates and other lease terms were negotiated at arms' length and are comparable to, or better than, rentals and lease terms for unaffiliated tenants in the 606 Building. In 2000 the Bank paid Citinational-Buckeye Building Co. a total of $1,265,769 for rent under all leases in the 606 Building and $109,999 for operating expense pass-throughs.

    In 1997, Citinational Bancorporation made advances to Citinational-Buckeye Building Co. in the form of both loans and capital contributions. The largest amount outstanding during 2000, including principal and accrued interest, was $4,904,570, which was the amount outstanding at December 31, 2000. Interest continues to accrue on the advances at a variable rate, which was 10% at December 31, 2000, based upon the Bank's prime rate. Payment of principal and interest are subordinated to a loan from a lender unaffiliated with the Bank, but may be made to the extent of the net cash flow generated by the 606 Building.

    Certain directors, officers and stockholders of the Corporation, and their associates, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2000. Similar transactions are expected to occur in the future. In the opinion of management, all such transactions were effected on substantially the same terms as those prevailing at the time for comparable transactions with other persons, including, as to any loans, interest rates, fees and collateral, and any loans did not involve more than normal risk of collectibility or present other unfavorable features.

    Mr. Buchalter, a director of the Corporation, is Of Counsel to the law firm of Buchalter, Nemer, Fields & Younger which provided legal services to the Corporation or the Bank during 2000 and may do so in the future. Mr. Ziffren, a director of the Corporation, is a Senior Partner with the law firm of Ziffren, Brittenham, Branca & Fischer which may provide legal services to the Corporation or the Bank in the future. Mr. Olson, a nominee for election as a director of the Corporation, is a Partner with the law firm of Munger, Tolles & Olson which provided legal services to the Corporation or the Bank during 2000 and may do so in the future. For information relating to directors who are members of the Compensation and Directors Nominating Committee, see "Compensation Committee Interlocks and Insider Participation."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Corporation and persons who own more than ten percent of the Corporation's common stock to file reports of initial ownership of the Corporation's common stock and subsequent changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Corporation's common stock is registered. Directors, officers and beneficial owners of more than ten percent of the Corporation's common stock are required by regulations of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) reports they file.

    Based solely upon the Corporation's review of the copies of such reports furnished to the Corporation and written representations that no other reports were required to be filed, during 2000, all Section 16(a) reporting requirements applicable to directors, officers and beneficial owners of more than ten percent of the Corporation's common stock were met in a timely manner.

                              INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors of the Corporation selected KPMG LLP to serve as the independent auditors of the Corporation for its fiscal year ended December 31, 2000. The Audit Committee has also selected KPMG LLP to serve as the independent auditors for the current fiscal year ending
December 31, 2001.

    KPMG LLP performs both audit and non-audit professional services for and on behalf of the Corporation and its subsidiaries. The Audit Committee has considered whether the independent auditors' provision of any financial information systems design and implementation services or any other non-audit services is compatible with maintaining the independent auditors' independence. During 2000, the audit services included examination of the consolidated financial statements of the Corporation, examination of the financial statements of the Corporation's subsidiaries and a review of certain filings with the Securities and Exchange Commission and other regulatory agencies.

    The following table sets forth information regarding the aggregate fees billed for services rendered by KPMG LLP for the fiscal year ended December 31, 2000.

Audit Fees..................................................  $  427,500
Financial Information Systems Design and
  Implementation Fees.......................................  $      -0-
All Other Fees..............................................  $1,335,239

    Representatives of KPMG LLP are expected to be present at the annual meeting, will have the opportunity to make a statement should they desire to do so and are expected to be available to respond to appropriate questions which may be asked by stockholders.

                             STOCKHOLDER PROPOSALS

    To be considered for inclusion in the Corporation's proxy statement for the 2002 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing to the Corporation's Secretary on or before November 21, 2001 and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

    The proxy card for the 2002 Annual Meeting of Stockholders will give the designated proxy holder authority to vote at his or her discretion on any matter which is not brought to the Corporation's attention on or before February 4, 2002.

                                   APPENDIX A
                           CITY NATIONAL CORPORATION
                                AUDIT COMMITTEE
                                    CHARTER

1.  Responsibilities and Authority

    This Audit Committee is appointed by the Board of Directors to assist the Board of Directors in:

    - Monitoring the integrity of the Corporation's financial statements;

    - Monitoring the Corporation's compliance with legal requirements; and

    - Monitoring the independence and performance of the Corporation's internal auditors(1) and external auditors.

    This Committee shall comprise at least three members appointed by the Board of Directors. Each member of this Committee shall be "independent" (as required by the rules of the New York Stock Exchange and the Federal Deposit Insurance Act and implementing regulations, as such may be in effect from time to time) and shall be "financially literate" (as such term is interpreted by the Board of Directors in its business judgment). Not less than one member of this Committee shall have "accounting or related financial management expertise" (as such term is interpreted by the Board of Directors in its business judgment) and not less than two members of this Committee shall have "banking or related financial management expertise" (as determined by the Board of Directors in accordance with guidelines of the Federal Deposit Insurance Corporation (12 CFR 363, Appendix A)).

    This Committee shall also function as the audit committee of the Corporation's wholly owned subsidiary, City National Bank, as permitted by the Federal Deposit Insurance Act and implementing regulations (12 USC 1831m (i), 12 CFR 363.1(b)(2)).

    This Committee shall have the authority to investigate any matter brought to its attention and shall have full access to all books, records, facilities and personnel of the Corporation and any subsidiaries of the Corporation, including City National Bank, direct access to the external auditors and the power to retain outside counsel or other experts for this purpose. In addition to its regularly scheduled meetings, this Committee may meet privately in executive session, with the external auditors, the internal auditors, management or as a committee, to discuss any matters that such groups or this Committee believe should be discussed.

    The function of this Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditor is responsible for planning and carrying out a proper audit of the Corporation's annual financial statements, reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and other procedures. The members of this Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including with respect to the issue of auditor independence. It is not the duty or responsibility of this Audit Committee or any of its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of this Audit Committee is entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information

------------------------

(1) For purposes of this charter, "internal auditors" shall be deemed to include the compliance and loan review units.

provided to this Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be reported promptly to the Board of Directors) and (iii) representations made by management as to any information technology or other non-audit services provided by the external auditor to the Corporation.

2.  Guidelines for Performing Responsibilities

    a. This Committee shall have a clear understanding with management and the external auditors that the external auditor is ultimately accountable to the Board of Directors and this Committee. The Board of Directors and this Committee have the ultimate authority and responsibility for selecting, evaluating and, if appropriate, replacing the external auditor.

    b. This Committee is responsible for ensuring that the external auditor submits on a periodic basis (i) a formal written statement, as required by the Independence Standards Board Statement No. 1, delineating all relationships between the external auditor and the Corporation and
       (ii) a formal written statement of the fees billed by the external auditor for each of the following categories of services: (A) the audit of the Corporation's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year;
       (B) information technology consulting services (separately identifying any fees for such services relating to financial information systems design and implementation); and (C) all other services. This Committee is responsible for actively engaging in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the external auditor and for recommending action by the Board of Directors to satisfy itself of the external auditors' independence. This Committee shall consider the effect on the external auditor's independence of the external auditor's provision of (i) information technology consulting services relating to financial information systems design and implementation and (ii) other non-audit services (it being recognized that, in connection with such consideration, this Committee will rely on the accuracy of the information provided by the external auditor as to the services provided and the fees billed and on the representations of management).

    c. This Committee shall discuss with the internal auditors and the external auditors the overall scope and plans for their respective audits, including the fees of the external auditors and the adequacy of staffing. This Committee shall discuss with management, the internal auditors and the external auditors the adequacy and effectiveness of the Corporation's internal controls regarding financial, accounting and legal compliance.

    d. This Committee shall review with management and the external auditors financial results prior to the release of earnings and interim financial statements prior to the filing of the Corporation's quarterly report on Form 10-Q. The chair of this Committee (or, in his or her absence, another member of this Committee) may represent the entire Committee for the purposes of this review.

    e. This Committee shall review with management and the external auditors the financial statements to be included in the Corporation's annual report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K), including the external auditors' judgment about the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures.

    f. This Committee shall report the results of its activities to the Board of Directors.

    g. This Committee shall prepare, or cause to be prepared subject to this Committee's review and approval, a report to be included in the Corporation's proxy statement relating to the annual meeting stating whether this Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the external auditors the matters required to be discussed by Statement on Accounting Standards No. 61, (3) received from the independent auditors the disclosures regarding the auditors' independence required by Independence Standards Board Statement No. 1, and (4) based upon its review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Corporation's annual report on Form 10-K.

    h. This Committee shall review and reassess the adequacy of this charter at least annually and shall obtain approval of the charter from the Board of Directors.

                           CITY NATIONAL CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--APRIL 25, 2001
                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF THE CORPORATION

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, each dated March 21, 2001, and hereby appoints Frank P. Pekny, with power of substitution, as proxy of the undersigned to attend the Annual Meeting of Stockholders of CITY NATIONAL CORPORATION on April 25, 2001, at 4:30 p.m., and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

(1)  ELECTION OF DIRECTORS
     / /        FOR all the nominees listed below to serve as Class II
                directors for a term of three years (EXCEPT AS MARKED TO THE
                CONTRARY BELOW)
     / /        WITHHOLD AUTHORITY to vote for all nominees listed below
  Russell Goldsmith            Michael L. Meyer            Ronald L. Olson
     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

(2) In his discretion, upon all other matters as may properly be brought before the annual meeting or any adjournments thereof.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION AS DIRECTORS NAMED ABOVE.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

    Please complete, sign and mail this Proxy promptly in the enclosed addressed envelope which requires no postage if mailed in the United States.

                                              Dated ______________________, 2001

                                              __________________________________

                                              __________________________________
                                                 Signature of Shareholder(s)

                                              (Please sign your name exactly as
                                              it appears hereon. In the case of
                                              stock held in joint tenancy, all
                                              joint tenants must sign.
                                              Fiduciaries should indicate title
                                              and authority.)